EXHIBIT 10.1

CONSULTING AGREEMENT

This consulting agreement (hereafter referred to as “Agreement”) is made by MVP Network, Inc. (hereafter referred to as “MVPN”), and Norman F. Alvis, 1006 Fourth Street, Top Floor, Sacramento, CA 95814 on this 11/3/08 (Date).

1.	Agreement of Services. MVPN agrees to use Norman Alvis as their Business Consultant as set forth below.

2.      Consultant Services.

a.	Norman Alvis agrees to act as a consultant to advise MVPN on advertising, advertising placement, public relations and business building.

b.      Norman Alvis will begin providing the above-described services on 11/3/08 (Date).

c.	MVPN and Norman Alvis agree that any consultation provided by Norman Alvis, whether in writing or orally, is purely advisory and that there is no guarantee of any particular result therefrom.

d.	Norman Alvis will not delegate his performance of his duties under this Agreement to any third party without first obtaining MVPN’s consent; such consent shall not be unreasonably withheld.

3.
Independent Contractor Status.  MVPN and Norman Alvis agree that Norman Alvis shall perform his duties under this Agreement as an independent contractor, not as an employee of MVPN.  Norman Alvis shall not have claim or right arising from employee status.

4.
Compensation.  MVPN shall pay to Norman Alvis and Norman Alvis shall accept from MVPN as compensation, a FEE for all services to be provided under this Agreement, the sum of 1,000,000 free trading shares of MVPN.

5.      Term.  The term of this contract is 11/3/08 (Date) to 11/2/09 (Date).

6.      Confidentiality of Data.

7.
a.
Norman Alvis agrees that he shall not disclose any confidential information that was not known previous to this Agreement to a third party unless specifically authorized in writing by MVPN to do so.  If MVPN gives authorization to make any disclosures, Norman Alvis shall do so within the limits and to the extent of that authorization.

Norman Alvis NA                                                                                                Paul Schneider PAS

b.
Norman Alvis shall use his best efforts to prevent inadvertent disclosure of any confidential information to a third party by  using the same care and discretion that he uses with similar data the Agreement designates as confidential.

8.	Use and Disclosure of Confidential Information. Norman Alvis is authorized to use and disclose confidential information of MVPN to the extent necessary for any of the following:

a.      Conducting negotiations, discussions, and/or consultations with designated MVPN representatives or designated third parties.

b.      Preparing confidential estimates, bids, or proposals for submission to MVPN.

9.
Notice.  All notices under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed by first class mail, registered or certified postage prepaid and property addressed to the party at his address set forth on the signature page of this Agreement, or any other address that any party may designate by written notice to the others.

10.	Headings. The subject headings of the paragraphs of this Agreement are included for the purpose of convenience only and shall not effect the construction nor interpretation of any of its provisions.

11.
Severability.  If any term, provision, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

12.	Amendment. The provision of this Agreement may be waived, altered, amended or repealed, in whole or in part, only on the written consent of the parties to this Agreement.

13.
Waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement unless in writing and signed by the party against whom it is to be enforced.  No waiver shall constitute a continuing waiver.

14.	Successors. Subject to any provision hereof restricting assignment, this Agreement shall be binding to the parties, their successors, and assigns.

15.
contract, or breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by arbitrator(s) may be entered in any court having jurisdiction thereof.

Norman Alvis NA                                                                                                Paul Schneider PAS

16.
Attorney’s Fees.  If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

17.	Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of California.

18.	Authority. Each of the parties represents that the party executing this Agreement on behalf of said party is duly authorized and empowered to execute this Agreement for and on behalf of said party.

FOR:	FOR:
Norman F. Alvis	MVP Network, Inc. (MVPN)

/s/ Norman F. Alvis	/s/ Paul A. Schneider
Norman F. Alvis	Paul A. Schneider, President & CEO
Date: 11/3/08	Date: 11/3/08
1006 Fourth Street, Top Floor	MVP Network, Inc. (MVPN)
Sacramento, CA 95814	7701 Forsyth Blvd., Ste. #325
Saint Louis, MO 63105